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                                                                    EXHIBIT 4.03



THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY (AS DEFINED IN THE INDENTURE) OR A NOMINEE THEREOF. THIS GLOBAL SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY, OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY, PRIOR TO THE EARLIER OF (1) THE DATE WHEN THIS SECURITY CAN BE SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT WITHOUT ANY LIMITATIONS UNDER CLAUSES (c), (e), (f) AND (h) OF RULE 144 AND (2) THE DATE WHICH IS THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY "AFFILIATE" OF THE COMPANY WAS THE OWNER OF THIS SECURITY OR ANY PREDECESSOR OF THIS SECURITY (SUCH EARLIER DATE, THE "RESALE RESTRICTION TERMINATION DATE") ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (D) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i)


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PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL,
CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (ii) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE.

THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF THE REGISTRATION RIGHTS AGREEMENT REFERRED TO BELOW AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.

No. R-1                                                    $150,000,000
CUSIP No. 040422AA5


                         ARISTECH CHEMICAL CORPORATION

                             6 7/8% Notes due 2006

         Aristech Chemical Corporation, a Delaware corporation (hereinafter called the "Company", which term includes any successor corporation under the Indenture referred to below), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of One Hundred Fifty Million Dollars ($150,000,000) on November 15, 2006, and to pay interest thereon from November 25, 1996 or from the most recent date to which interest has been paid or duly provided for, semiannually on May 15 and November 15 in each year (each, an "Interest Payment Date"), commencing May 15, 1997, at the rate of 6 7/8 percent per annum, until the principal hereof is paid or duly made available for payment. Interest on this Note shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the April 30 or October 31 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the registered Holder hereof on the relevant Regular Record Date by virtue of having been such Holder, and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Company, notice whereof shall be given to the Holders of Notes of this series not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.

         The Holder of this Note is entitled to the benefits of the Registration Rights Agreement dated as of November 25, 1996 among


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the Company and the Initial Purchasers named therein (as the same may be amended from time to time, the "Registration Rights Agreement"). In the event that either (a) the Exchange Offer Registration Statement (as such term is defined in the Registration Rights Agreement) is not filed with the Securities and Exchange Commission (the "Commission") on or prior to the 90th day following November 25, 1996 (the "Original Issue Date"), (b) the Exchange Offer Registration Statement has not been declared effective by the Commission or prior to the 180th day following the Original Issue Date or (c) the Exchange Offer (as such term is defined in the Registration Rights Agreement) is not consummated or a Shelf Registration Statement (as such term is defined in the Registration Rights Agreement) is not declared effective by the Commission on or prior to the earlier of (x) the 30th day following the date on which the Exchange Offer Registration Statement is declared effective and (y) the 210th day following the Original Issue Date, the interest rate borne by this Note shall be increased by 0.50 percent per annum following such 90th day in the case of clause (a) above, such 180th day in the case of clause (b) above and the earlier of such 30th day and such 210th day in the case of clause (c) above; provided that the aggregate amount of any such increase in the per annum interest rate on this Note pursuant to the foregoing provisions shall in no event exceed 0.50 percent; and provided, further, that if the Exchange Offer Registration Statement is not declared effective on or prior to the 180th day following the Original Issue Date, and this Note is owned by a Person (as defined in the Registration Rights Agreement) who does not comply in all material respects with its obligations under the penultimate paragraph of
Section 3 of the Registration Rights Agreement, this Note will not be entitled to any such increase in the interest rate for any day after the 210th day following the Original Issue Date. Upon (x) the filing of the Exchange Offer Registration Statement after the 90th day described in clause (a) above, (y) the effectiveness of the Exchange Offer Registration Statement after the 180th day described in clause (b) above or (z) the consummation of the Exchange Offer or the effectiveness of a Shelf Registration Statement, as the case may be, after the earlier of the 30th day and the 210th day described in clause (c) above, the interest rate borne by this Note from the date of such filing, effectiveness or consummation, as the case may be, will be reduced to 6 7/8 percent per annum. The Company shall promptly provide the Trustee with notice of any change in the interest rate borne by this Note.

         Payment of the principal of and the interest on this Note will be made at the office or agency of the Company maintained for that purpose in The Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, interest may be paid by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; provided, further, that payment to DTC or any successor depository

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may be made by wire transfer to the account designated by DTC or such successor depository in writing.

         This Note is one of a duly authorized issue of securities of the Company (herein called the "Notes") issued and to be issued in one or more series under an Indenture dated as of November 1, 1996 (herein called, together with all indentures supplemental thereto, the "Indenture") between the Company and The Chase Manhattan Bank, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof, limited (subject to exceptions provided in the Indenture) to the aggregate principal amount specified in the Officers' Certificate dated November 25, 1996 establishing the terms of the Notes pursuant to the Indenture.

         The Notes are not redeemable prior to maturity and are not subject to any sinking fund.

         If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series issued under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of any series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Notes issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note, at the times, place and rate, and in the coin or currency, herein and in the Indenture prescribed.

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         As provided in the Indenture and subject to certain limitations set forth therein and in this Note, the transfer of this Note may be registered on the Security Register upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for the purpose in any place where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Notes are issuable only in registered form without coupons in the denominations specified in the Officers' Certificate dated November 25, 1996 establishing the terms of the Notes, all as more fully provided in the Indenture and such Officers' Certificate. As provided in the Indenture and in such Officers' Certificate, and subject to certain limitations set forth in the Indenture, such Officers' Certificate and in this Note, the Notes are exchangeable for a like aggregate principal amount of Notes of this series in different authorized denominations, as requested by the Holders surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith, other than in certain cases provided in the Indenture.

         Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         The Indenture contains provisions whereby (i) the Company may be discharged from its obligations with respect to the Notes (subject to certain exceptions) or (ii) the Company may be released from its obligation under specified covenants and agreements in the Indenture, in each case if the Company irrevocably deposits with the Trustee money or U.S. Government Obligations sufficient to pay and discharge the entire indebtedness on all Notes of this series, and satisfies certain other conditions, all as more fully provided in the Indenture.

         This Note shall be governed by and construed in accordance with the laws of the State of New York.

         All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

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         Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee under the Indenture by the manual signature of one of its authorized signatories, this Note shall not be entitled to any benefits under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:  November 25, 1996

[Seal]                                ARISTECH CHEMICAL CORPORATION

Attest:                             By:

        ----------------------         ----------------------
        Name:                          Name:
        Title:                         Title:



                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

    This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                    THE CHASE MANHATTAN BANK,
                                    as Trustee

                                    By:
                                       ------------------------
                                         Authorized Signatory

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                                 ABBREVIATIONS

    The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM--  as tenants in     UNIF GIFT MIN ACT--      Custodian
           common                                ----           ----
TEN ENT -- as tenants by the entireties        (Cust)         (Minor)
JT TEN  -- as joint tenants with                Under Uniform Gifts
           right of survivorship                to Minors
           and not as tenants in common         Act

                                                ------------------
                                                     (State)

Additional abbreviations may also be used though not in the above list.

          ---------------------------------------

FOR VALUE RECEIVED, the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF
ASSIGNEE

---------------------------------------------------------------
    PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE

----------------------------------------------------------------
the within Note and all rights thereunder, hereby irrevocably constituting and appointing

----------------------------------------------------------------
to transfer said Note on the books of the Company with full power of substitution in the premises.

Dated:
      ----------------------------------------------------------

       Notice: The signature to this assignment must correspond
           with the name as it appears upon the face of the
                within Note in every particular, without
            alteration or enlargement or any change whatever.

                            CERTIFICATE OF TRANSFER

             In connection with any transfer of this Note occurring prior to the earlier of (1) the date when this Note can be sold pursuant to Rule 144 under the Securities Act of 1933, as amended, without any limitations under clauses (c), (e), (f) and (h) of Rule 144 and (2) the date that is three years after the later of November 25, 1996 and the last date on which this Note (or any Predecessor Security) was owned by the Company or any affiliate of the Company, the undersigned confirms that this Note is being transferred:

                              CHECK ONE BOX BELOW

/ /          (a) as long as this              / /         (b) to the Company.
             Note is eligible for
             resale pursuant to Rule
             144A under the Securities
             Act of 1933, as amended,
             to a person the undersigned
             reasonably believes is
             a "qualified institutional
             buyer" (a "QIB") as defined
             in such Rule 144A that
             purchases for its own
             account or for the
             account of a QIB to
             whom notice is given
             that the transfer is
             being made in reliance
             on such Rule 144A; or


      Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee under the Indenture by the manual signature of one of its authorized signatories, this Note shall not be entitled to any benefits under the Indenture or be valid or obligatory for any purpose.

Dated:
      -------------------------         -----------------------
                                                SIGNATURE

Signature Guaranteed:

-------------------------------         -----------------------
                                               SIGNATURE

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

      The undersigned represents and warrants that it is acquiring this Note for its own account or an account with respect to which it exercises sole investment discretion and that it or any such account, as the case may be, is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such

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


information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
       --------------------------       ---------------------------
                                          NOTICE: To be executed
                                          by an executive officer

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